Exhibit 99.2

SETTLEMENT AGREEMENT

     This Settlement Agreement (together with the exhibits incorporated by reference herein, the “Agreement”) is dated as of the 20th day of November, 2003, by and between WORTHINGTON INDUSTRIES, INC., an Ohio corporation (“Worthington Industries”), and WI PRODUCTS, INC., an Ohio corporation formerly known as Worthington Custom Plastics, Inc. (“WI Products”) (Worthington Industries and WI Products are sometimes collectively referred to as “Worthington”) and MORTON INDUSTRIAL GROUP, INC., a Georgia corporation (“Morton”).

     1.     Recitals. This Agreement is made with reference to the following facts and objectives:

A. WI Products is the beneficial owner and holder of record of 10,000 shares of the Series 1999A Preferred Stock, no par value (the “Shares”), of Morton.

B. Worthington Industries and WI Products have filed a lawsuit (the “Litigation”) against Morton entitled Worthington Industries, Inc. and W.I. Products, Inc., f/k/a Worthington Custom Plastics, Inc., v. Morton Industrial Group, Inc., and Morton Custom Plastics, Inc., Case No. C2-00-504, in the United States District Court for the Southern District of Ohio-Eastern Division.

C. Morton is in the business of fabricating steel parts and products for its customers, and Worthington Industries, through its subsidiaries, is in the business, among others, of supplying steel.

D. The parties hereto wish to resolve and settle the disputes now pending between them in the Litigation, provide for the redemption of the Shares, and provide for certain terms and conditions regarding the supplying of raw steel by Worthington Industries or one or more of its subsidiaries to Morton in the future, on the terms and conditions hereinafter provided.

     2.     Stock Redemption. At the Closing (as defined in Section 5 of this Agreement), WI Products and Morton shall execute and deliver the Stock Redemption Agreement (the “Stock Redemption Agreement”), attached hereto as Exhibit A and made a part hereof by this reference, pursuant to which the Shares will be purchased and redeemed by Morton in accordance with the terms and conditions set forth in the Stock Redemption Agreement.

     3.     Mutual Releases and Dismissal of Litigation. At the Closing, Worthington Industries, WI Products, and Morton, shall execute, acknowledge and deliver the Mutual Release (the “Mutual Release”), attached hereto as Exhibit B and made a part hereof by this reference. As soon as practicable after the Closing, Worthington Industries and WI Products shall take such actions as may be required in order to cause the dismissal with prejudice of the Litigation as to Morton, and Morton shall take such actions as may be required in order to cause the dismissal with prejudice of all claims and counterclaims brought by Morton in the Litigation as to Worthington Industries and WI Products.

     4.     Steel Supply Agreement. At the Closing, Worthington Steel Company, a subsidiary of Worthington Industries, and Morton shall execute and deliver the Steel Supply Agreement (the “Steel Supply Agreement”), attached hereto as Exhibit C and made a part hereof by this reference, whereby Worthington Steel Company will supply raw steel to Morton over a three-year term commencing January 1, 2004.

     5.     Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on such date and at such time as mutually agreed upon by the parties and in any event not later than December 31, 2003. The date and time as of which the Closing actually takes place shall be referred to as the “Closing Date”.

     6.     Representations and Warranties of Morton. Morton hereby represents and warrants to Worthington that:

(a)	Morton is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. Morton has full corporate power and authority to conduct its business as it is now being conducted.

(b)	Morton has full corporate power and authority to enter into, execute and deliver this Agreement, the Stock Redemption Agreement, the Mutual Release and the Steel Supply Agreement (collectively, the “Worthington/Morton Relationship Agreements”) and to perform its obligations thereunder. Each of the Worthington/Morton Relationship Agreements has been duly approved and authorized by all requisite corporate action.

(c)	Neither the execution and delivery by Morton of the Worthington/Morton Relationship Agreements nor the performance by Morton of its obligations thereunder will, directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with or result in a violation of any provision of any articles of incorporation, bylaws or other organizational documents of Morton, each as amended to date, or any resolution adopted by the board of directors (or any committee thereof) or the shareholders of Morton; (ii) require any approval or consent of, or filing with, any agency, authority, body, board, commission, court, instrumentality, legislature or office of any nature whatsoever of any federal, state, county, district, municipal, city, foreign or other government or quasi-government unit or political subdivision (“Governmental Authority”) or any other person, other than such approvals, consents and filings which shall have been obtained or made prior to the Closing; (iii) contravene, conflict with, or result in any breach or violation of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, any material agreement to which Morton is a party or by which Morton or its property or assets may be bound; and (iv) violate any statute, ordinance, bylaw, code, rule, regulation, restriction, permit, judgment, order, writ, injunction, decree, determination or award of any Governmental Authority (“Legal Requirements”), including, without limitation, the Georgia Business Corporation Code, to which Morton or any of its property or assets may be subject.

(d)	This Agreement constitutes the valid and legally binding obligation of Morton, enforceable against Morton in accordance with its terms. Upon execution and delivery of each of the other Worthington/Morton Relationship Agreements, such Worthington/Morton Relationship Agreements will constitute the valid and legally binding obligations of Morton, enforceable against Morton in accordance with their respective terms.

(e)	Morton is able to pay its debts as they become due in the usual course of business and Morton is not the subject of bankruptcy, receivership, custodianship or any similar proceeding.

(f)	The consummation by Morton of the transactions contemplated by the Worthington/Morton Relationship Agreements including, without limitation, the purchase and redemption of the Shares pursuant to the Stock Redemption Agreement, will not (i) cause the total assets of Morton to be less than the sum of its total liabilities plus the amount which would be required to satisfy preferential shareholder rights upon dissolution of Morton; or (ii) render Morton unable to pay its debts as they become due in the usual course of business.

(g)	Morton is currently able to make the payments to WI Products contemplated by the Stock Redemption Agreement in accordance with the terms thereof, and based on Morton’s good faith projections for the period during which payments are to be made by Morton to WI Products under the terms of the Stock Redemption Agreement, Morton will be able to make the payments to WI Products contemplated by the Stock Redemption Agreement in accordance with the terms thereof, in each case without the making of such payment(s) (i) constituting a breach or default, or causing Morton to be in breach or default, under any agreement relating to Morton’s obligations to Harris Bank (individually and as agent for other lenders) (or any lending institution which replaces Harris Bank as Morton’s principal lender) for borrowed money or (ii) violating Section 14-2-640 of the Georgia Business Corporation Code.

(h)	Morton has access to the funds which will be required to satisfy its obligations under the Worthington/Morton Relationship Agreements.

(i)	Morton has furnished to Worthington all information concerning the assets, operations, business prospects and financial condition of Morton as Worthington has requested and has truthfully answered all questions about the same asked by Worthington or its representatives.

     7.     Representations and Warranties of Worthington. Worthington Industries and WI Products hereby jointly and severally represent and warrant to Morton that:

(a)	Each of Worthington Industries and WI Products is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio. Each of Worthington Industries and WI Products has full corporate power and authority to conduct its business as it is now being conducted.

(b)	Each of Worthington Industries and WI Products has full corporate power and authority to enter into, execute and deliver the Worthington/Morton Relationship Agreements to which it is a party and perform its obligations thereunder. Each of the Worthington/Morton Relationship Agreements to which Worthington Industries or WI Products is a party has been duly approved and authorized by all requisite corporate action.

(c)	Neither the execution and delivery by either Worthington Industries or WI Products of the Worthington/Morton Relationship Agreements to which it is a party nor the performance of their respective obligations thereunder will, directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with or result in a violation of any provision of any articles of incorporation, code of regulations or other organizational documents of Worthington Industries or WI Products, each as amended to date, or any resolution adopted by the board of directors (or any committee thereof) or the shareholders of Worthington Industries or WI Products; (ii) require any approval or consent of, or filing with, any Governmental Authority or any other person, other than such approvals, consents and filings which shall have been obtained or made prior to the Closing; (iii) contravene, conflict with, or result in any breach or violation of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, any material agreement to which Worthington Industries or WI Products is a party or by which either of them or any of their respective properties or assets may be bound; and (iv) violate any Legal Requirement to which Worthington Industries or WI Products or any of their respective properties or assets may be subject.

(d)	This Agreement constitutes the valid and legally binding obligation of Worthington Industries, enforceable against Worthington Industries in accordance with its terms. Upon execution and delivery of each of the other Worthington/Morton Relationship Agreements to which Worthington Industries is a party, such Worthington/Morton Relationship Agreements will constitute the valid and legally binding obligations of Worthington Industries, enforceable against Worthington Industries in accordance with their respective terms.

(e)	This Agreement constitutes the valid and legally binding obligation of WI Products, enforceable against WI Products in accordance with its terms. Upon execution and delivery of each of the other Worthington/Morton Relationship Agreements to which WI Products is a party, such Worthington/Morton Relationship Agreements will constitute the valid and legally binding obligations of WI Products, enforceable against WI Products in accordance with their respective terms.

     8.     Conditions Precedent to Morton’s Obligation to Close. Morton’s obligation to take the actions required to be taken by Morton at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Morton, in whole or in part):

(a)	Each of the representations and warranties of Worthington Industries and WI Products contained in this Agreement shall be true, complete and correct on and as of the Closing Date and Worthington Industries and WI Products shall have delivered the certificate of a duly authorized officer of each of Worthington Industries and WI Products to that effect.

(b)	All of the covenants and obligations that Worthington Industries and WI Products are required to perform or comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually) shall have been duly performed and complied with. Worthington Industries and WI Products shall have delivered the certificate of a duly authorized officer of each of Worthington Industries and WI Products to the foregoing effect.

(c)	Worthington Industries and WI Products shall have executed and delivered each of the Worthington/Morton Relationship Agreements to which they are parties and any other documents required under the terms of this Agreement to be delivered by them at the Closing.

(d)	Morton’s financial institution lenders (Harris Bank led syndicate) must have approved and consented to the Worthington/Morton Relationship Agreements and the transactions contemplated thereby.

(e)	The board of directors and, if required, shareholders of Morton shall have approved the Worthington/Morton Relationship Agreements and the transactions contemplated thereby.

(f)	No Governmental Authority shall have taken, or threatened to take, any action restraining or prohibiting the transactions contemplated by the Worthington/Morton Relationship Agreements and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the transactions contemplated by the Worthington/Morton Relationship Agreements.

     9.     Conditions Precedent to Worthington’s Obligation to Close. The obligations of Worthington Industries and WI Products to take the actions required to be taken by each of them at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Worthington Industries and WI Products, in whole or in part):

(a)	Each of the representations and warranties of Morton contained in this Agreement shall be true, complete and correct on and as of the Closing Date and Morton shall have delivered the certificate of a duly authorized officer of Morton to that effect.

(b)	All of the covenants and obligations that Morton is required to perform or comply with pursuant to this Agreement at or prior to Closing (considered collectively), and each of these covenants and obligations (considered individually) shall have been duly performed and complied with. Morton shall have delivered the certificate of a duly authorized officer of Morton to the foregoing effect.

(c)	Morton shall have executed and delivered each of the Worthington/Morton Relationship Agreements and any other documents required under the terms of this Agreement to be delivered by Morton at the Closing.

(d)	Morton’s financial institution lenders (Harris Bank led syndicate) must have approved and consented to the Worthington/Morton Relationship Agreements and the transactions contemplated thereby.

(e)	The board of directors of each of Worthington Industries and WI Products shall have approved the Worthington/Morton Relationship Agreements and the transactions contemplated thereby.

(f)	No Governmental Authority shall have taken, or threatened to take, any action restraining or prohibiting the transactions contemplated by the Worthington/Morton Relationship Agreements and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the transactions contemplated by the Worthington/Morton Relationship Agreements.

(g)	Worthington and Morton Custom Plastics, LLC (“MCP”), a debtor in bankruptcy, by and through its Trustee, shall have entered into a mutual release providing for the release of all claims between them and for dismissal with prejudice of all claims and counterclaims brought by Worthington and MCP in the Litigation as to MCP and Worthington, respectively.

     10.     Cooperation. The parties hereto agree to cooperate with each other to obtain satisfaction of the conditions precedent to the consummation of the transactions contemplated by this Agreement; and agree, upon the reasonable request of the other, to execute, acknowledge and deliver any and all such further documents, and to do and perform any and all such other acts as may be necessary or appropriate to carry out the intent and purposes of this Agreement. If requested by Morton’s lenders, WI Products shall enter into an intercreditor agreement with Morton’s lenders on terms reasonably acceptable to Worthington.

     11.     Failure to Close. If the Closing of the transactions contemplated by this Agreement has not occurred by December 31, 2003, either Worthington Industries and WI Products on the one hand, or Morton, on the other, may terminate this Agreement and all further obligations of the parties under this Agreement will thereupon terminate, except that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or because one or more of the conditions of the terminating party’s obligations under this Agreement are not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

     12.     Notices. All notices and other communications which may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when received by telecopy, provided that the sender has retained a copy of the notice showing the date and time of receipt, (c) upon delivery by Federal Express, similar expedited delivery service or recognized courier, or (d) three days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the party to whom the notice of communication is being given, as follows:

If to Worthington Industries or WI Products:

c/o Worthington Industries, Inc. Attn: Secretary 200 Old Wilson Bridge Road Columbus, Ohio 43085 Facsimile Number: (614) 840-3706

With copy to:

Elizabeth Turrell Farrar Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 Facsimile Number: (614) 719-4708

If to Morton:

Morton Industrial Group, Inc. Attn: President 1021 W. Birchwood Morton, Illinois 61550 Facsimile Number: (309) 263-1841

With copy to:

Gene A. Petersen Husch & Eppenberger, LLC 401 Main Street, Suite 1400 Peoria, Illinois 61602 Facsimile Number: (309) 637-4928

     Any party hereto may change from time to time its address for notices and communications under this Agreement by notice given under the terms of this Section.

     13.     Survival; Indemnification.

(a)	All representations, warranties, covenants and obligations shall survive the Closing.

(b)	Morton shall indemnify, defend and hold harmless Worthington Industries and WI Products and their respective officers, directors, employees and agents

(collectively, the “Worthington Indemnified Persons”) from, and will pay to the Worthington Indemnified Persons the amount of, any loss, liability, claim, damage, expense, fine or penalty (collectively, “Damages”), arising out of, resulting from or relating to any breach by Morton of any representation or warranty of Morton pursuant to this Agreement or any other Worthington/Morton Relationship Agreement or any failure of Morton to duly perform any covenant or obligation to be performed by Morton pursuant to this Agreement or any other Worthington/Morton Relationship Agreement, including, without limitation, the obligation to cause the dismissal with prejudice of all claims and counterclaims brought by Morton and MCP in the Litigation as to Worthington Industries and WI Products.

(c)	Worthington Industries and WI Products shall jointly and severally indemnify, defend and hold harmless Morton and its officers, directors, employees and agents (collectively, the “Morton Indemnified Persons”) from, and will pay to the Morton Indemnified Persons the amount of any Damages arising out of, resulting from or relating to with any breach by Worthington Industries or WI Products of any representation or warranty of either pursuant to this Agreement or any other Worthington/Morton Relationship Agreement or any failure by either to duly perform any covenant or obligation to be performed by Worthington Industries or WI Products pursuant to this Agreement or any other Worthington/Morton Relationship Agreement.

     14.     Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Neither Worthington Industries and WI Products, on the one hand, nor Morton, on the other, may assign this Agreement without the prior written consent of the other party; provided, however, that Worthington Industries or WI Products may assign this Agreement, in whole or in part, to any affiliate of Worthington Industries without any such consent: however, any such assignment shall not relieve Worthington Industries or WI Products of their obligations under this Agreement.

     15.     No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the parties and their respective permitted successors and assigns, and are not intended to confer third-party beneficiary rights upon any other person except Worthington Steel Company in respect of the Steel Supply Agreement.

     16.     Entire Agreement. This Agreement, the other Worthington/Morton Relationship Agreements and the documents referred to in this Agreement, contain the entire understanding of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings among the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all of the parties or their permitted successors or assigns.

     17.     Waiver. No failure on the part of a party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of a party in exercising any power,

right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. A party shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     18.     Choice of Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to such State’s conflict of laws rules (except that matters relating to the internal affairs of Morton shall be governed by Georgia law). Each of the parties, acting for itself and its successors and assigns, hereby expressly and irrevocably consents to the exclusive jurisdiction of the State and Federal Courts located in Columbus, Ohio for any litigation arising out of this Agreement and irrevocably waives, to the fullest extent permitted by law, any objection based on forum non conveniens or any objection to venue of any such action.

     19.     Headings. The section headings contained in this Agreement are for the convenience of the parties in reference only and are not intended to define or limit the contents of their sections.

     20.     Severability. If any term, condition or provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement, other than such term, condition or provision, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

     21.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same Agreement.

[rest of page intentionally left blank;
signatures on following page]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their duly authorized officers to be effective as of the day and year first above written.

WORTHINGTON INDUSTRIES, INC.

By:	/s/ Dale T. Brinkman

Name:	Dale T. Brinkman

Title:	Vice President - Administration - General Counsel - Secretary

WI PRODUCTS, INC., f/k/a Worthington Custom Plastics, Inc.

By:	/s/ Dale T. Brinkman

Name:	Dale T. Brinkman

Title:	Vice President - Secretary

MORTON INDUSTRIAL GROUP, INC.

By:	/s/ William D. Morton

Name:	William D. Morton

Title:	President